SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.)

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NATIONWIDE VARIABLE INSURANCE TRUST
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
(800) 848-6331

July 15, 2010

Dear Shareholders:

The enclosed Information Statement details a recent subadviser change relating to the NVIT Real Estate Fund (formerly, Van Kampen NVIT Real Estate Fund) (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”).

Specifically, the Board of Trustees of the Trust (the “Board”) has approved the selection of Morgan Stanley Investment Management Inc. (“MSIM”) to replace the Fund’s previous subadviser, Van Kampen Asset Management (“VKAM”).  Until recently, both MSIM and VKAM were wholly owned subsidiaries of Morgan Stanley, and the members of the portfolio management team were dual employees of VKAM and MSIM.  On October 19, 2009, Morgan Stanley entered into a transaction agreement with Invesco Ltd. to sell Morgan Stanley’s VKAM business and portions of MSIM’s related businesses to Invesco Ltd. (the “Transaction”). The portfolio management team that had been managing the Fund was not included in the sale of VKAM to Invesco Ltd. and therefore, its members did not continue their employment with VKAM following the Transaction, but instead remained employed by MSIM.  In order to provide the Fund with a continuation of management using the same strategies, criteria and personnel as that which had previously been used, NFA recommended terminating the previous subadvisory agreement with VKAM and entering into a new subadvisory agreement with MSIM (the “New Subadvisory Agreement”).  In order to ensure the continued provision of subadvisory services to the Fund by the same portfolio management team, the Board approved the New Subadvisory Agreement in reliance upon the Manager of Managers Exemptive Order the Trust has obtained from the Securities and Exchange Commission, which permits the hiring of an unaffiliated subadviser with Board approval, but without obtaining shareholder approval (the “Manager of Managers Order”).  However, the Manager of Managers Order instead requires that this Information Statement be sent to you. The New Subadvisory Agreement became effective on April 30, 2010.

The Board approved the New Subadvisory Agreement upon the recommendation of Nationwide Fund Advisors (“NFA”), the investment adviser to the Fund.  This recommendation was based on several factors, including:

•	the same investment strategies that had been employed by VKAM would continue to be employed by MSIM;
•	the same portfolio management team that had managed the Fund’s assets was expected to continue to manage the Fund’s assets as employees of MSIM;
•	the subadvisory fees payable to MSIM under the New Subadvisory Agreement would not change from the fees payable under the previous subadvisory agreement; and
•	the expectation that no change to the nature, quality, and extent of the subadvisory services that previously had been provided to the Fund would occur.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

                                                                        /s/Eric E. Miller
Eric E. Miller
Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
 (800) 848-6331

INFORMATION STATEMENT

The Board of Trustees (the “Board”) of Nationwide Variable Insurance Trust (the “Trust”) is furnishing this Information Statement with respect to the NVIT Real Estate Fund (formerly, the Van Kampen NVIT Real Estate Fund) (the “Fund”), a series of the Trust.  All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of the date hereof, had selected the Fund as an underlying investment option within their variable contract will receive this Information Statement. This Information Statement will be sent to Contract Owners on or about July 26, 2010.  The Information Statement is also available online at www.nationwide.com/mutualfunds.  The Trust has received an exemptive order (the “Manager of Managers Order”) from the Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers which are unaffiliated with NFA, to terminate subadvisory relationships and to make changes to existing subadvisory agreements with the approval of the Board, but without obtaining shareholder approval; provided, among other things, that the Fund send to its shareholders (or, in this case, the Contract Owners who have selected the Fund as an underlying investment option) an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio or series of the Trust.  The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA.  Pursuant to the Investment Advisory Agreement, NFA selects one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the supervision and direction of the Board.  NFA selects subadviser(s) it believes will provide the Fund with high quality investment services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s), as well as day-to-day management of the portfolio.

The subadviser to the Fund is independent of NFA, and discharges its responsibilities subject to the oversight and supervision of NFA and the Board.  The subadviser is paid by NFA from the fees NFA receives from the Fund.  In accordance with procedures adopted by the Board, a subadviser to the Fund may effect portfolio transactions through an affiliated broker-dealer and receive brokerage commissions in connection therewith as permitted by applicable law.  See the section “More about Fees and Expenses” below for further information.

Van Kampen Asset Management (“VKAM”) had been the Fund’s subadviser since March 24, 2008, pursuant to a subadvisory agreement among the Trust, NFA and VKAM entered into on that date (the “Prior Subadvisory Agreement”).  At that time, VKAM was an indirect wholly owned subsidiary of Morgan Stanley Investment Management, Inc. (“MSIM”), and the members of the portfolio management team were dual employees of VKAM and MSIM.  Further, VKAM and MSIM shared compliance policies and procedures (including Code of Ethics, Proxy Voting Policy, and Trading Policies and Procedures).  On October 19, 2009, Morgan Stanley, the ultimate parent company of both VKAM and MSIM, entered into a transaction agreement with Invesco Ltd. to sell Morgan Stanley’s VKAM business and portions of MSIM’s related businesses to Invesco Ltd. (the “Transaction”).  The Transaction was completed on June 1, 2010.

The portfolio management team that had been managing the Fund was not included in the sale of VKAM to Invesco Ltd.  Therefore, the members of VKAM’s portfolio management team did not continue their employment with VKAM following the Transaction, but instead remained employed by MSIM.  In order to provide the Fund with a continuation of management using the same strategies, criteria and personnel as that which had previously been used, NFA recommended terminating the Prior Subadvisory Agreement with VKAM and entering into a new subadvisory agreement with MSIM (the “New Subadvisory Agreement”).  The New Subadvisory Agreement became effective on April 30, 2010.  MSIM is located at 522 Fifth Avenue, New York, New York 10036.  The purpose of this Information Statement is to describe MSIM and the New Subadvisory Agreement.

RECOMMENDATION TO APPROVE NEW SUBADVISORY AGREEMENT

As part of NFA’s duties to select and supervise the Fund’s subadviser, NFA is responsible for communicating performance expectations to, and evaluating the performance of, each subadviser and recommending to the Board whether new subadvisers should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated.  NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

As part of its ongoing monitoring duties, NFA reviewed the recent performance of the Fund and the allocation of the Fund’s assets to VKAM.  NFA determined that VKAM’s overall performance in subadvising the Fund continued to meet its standards, especially given the specialized nature of the Fund’s investment strategies, and wanted to ensure that the subadvisory services would continue to be provided by the same personnel and pursuant to the same strategies, criteria and compliance policies and procedures.  Because the members of the portfolio management team would not be employed by VKAM following the Transaction, NFA sought to establish a subadvisory relationship with MSIM, by whom such personnel were expected to be employed.  Therefore, NFA recommended that the Board approve the termination of the Prior Subadvisory Agreement with VKAM, and approve the New Subadvisory Agreement with MSIM.

At the Board’s March 11, 2010 meeting, the Board approved the New Subadvisory Agreement among the Trust, on behalf of the Fund, NFA and MSIM.  Because of the Manager of Managers Order, shareholders of the Fund are not required to approve the New Subadvisory Agreement with MSIM.

BOARD CONSIDERATIONS

At a meeting of the Board held in-person on March 11, 2010, the Board, including the Trustees who are not considered “interested persons” under the Investment Company Act of 1940 (the “1940 Act”) (“Independent Trustees”), discussed and unanimously approved the termination of VKAM as subadviser to the Fund and the hiring of MSIM as subadviser to the Fund, to take effect prior to the completion of the Transaction.  The Board reviewed and considered materials provided by MSIM in advance of the meeting and advice from the Trust’s legal counsel and the independent legal counsel to the Independent Trustees. The material factors and conclusions that formed the basis for the approval are discussed below.

The Nature, Extent, and Quality of the Services Provided by MSIM

MSIM represented to the Board that: (i) there would be no material changes in the fees or terms of the Prior Subadvisory Agreement and (ii) key personnel (including portfolio management personnel), strategies, policies and procedures at MSIM were expected to remain the same as they had been under the Prior Subadvisory Agreement with VKAM.  The Board reviewed the nature, extent, and quality of the services that would be provided to the Fund by MSIM and concluded that the nature, extent, and quality of those services were appropriate and consistent with the terms of the investment advisory and subadvisory agreements and mutual fund industry norms.

Investment Performance

The Board evaluated the Fund’s investment performance and noted that the portfolio management team responsible for the Fund’s performance would be employed by MSIM following the Transaction.  The Trustees then concluded that the  historical performance record of the portfolio management team expected to continue to manage the Fund on behalf of MSIM, in combination with various other factors, supported a decision to approve the New Subadvisory Agreement with MSIM.

Fee Level

The Board considered the Fund’s overall fee level and noted that the overall expenses of the Fund would remain the same under the New Subadvisory Agreement, as MSIM’s fees are paid out of the advisory fee that NFA receives from the Fund. The Board concluded that the subadvisory fee to be paid to MSIM was fair and reasonable.

Economies of Scale

            The Board noted that shareholders of the Fund have appropriately benefited from economies of scale through expense caps (excluding 12b-1 and administrative service fees).

Profitability; Fall-Out Benefits

The Board considered the factor of profitability to MSIM as a result of the subadvisory relationship with the Funds.  In addition, the Board considered whether any “fall-out” or ancillary benefits would accrue to MSIM as a result of its relationship with the Fund.  However, since MSIM’s subadvisory relationship is new with respect to the Fund, it was not possible to accurately assess either factor at this time.

Terms of the Subadvisory Agreement

The Board reviewed the terms of the New Subadvisory Agreement and noted that the terms are substantially similar in all material respects as the terms of (1) the Prior Subadvisory Agreement, and (2) the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers. The Board concluded that the terms were fair and reasonable.

Conclusion

Based on this information, the Board, including all of the Independent Trustees, concluded that the nature, extent and quality of the subadvisory services to be provided by MSIM were appropriate for the Fund in light of its investment objectives. The totality of multiple factors taken together, instead of any single factor, informed the Board’s decision. The Board concluded that the approval of the New Subadvisory Agreement was in the best interests of the Fund and its shareholders and unanimously approved the New Subadvisory Agreement.

THE NEW SUBADVISORY AGREEMENT

The New Subadvisory Agreement, effective as of April 30, 2010, was approved by the Board on March 11, 2010.  The material terms of the New Subadvisory Agreement are substantially similar to those of the Prior Subadvisory Agreement, including the fees payable to MSIM.  In accordance with the Manager of Managers Order, the New Subadvisory Agreement will not be submitted to the Fund’s shareholders for their approval. The following is a brief summary of the material terms of the New Subadvisory Agreement.

Term. The New Subadvisory Agreement took effect on April 30, 2010, has an initial term through May 1, 2011 and continues for successive one-year terms thereafter so long as its continuance is approved by the Board or by a vote of a majority of the outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The New Subadvisory Agreement can be terminated on 60-day written notice by NFA, the Trust on behalf of the Fund, a majority of the outstanding voting securities of the Fund, or MSIM. The New Subadvisory Agreement terminates automatically if assigned by any party.

Fees. Under the New Subadvisory Agreement, the annual fee payable by NFA to MSIM (as a percentage of the Fund's average daily net assets) is set forth in the table attached as Exhibit A. The overall advisory fee of the Fund will remain the same under the New Subadvisory Agreement, as MSIM’s fee is paid out of the advisory fee that NFA receives from the Fund.

Duties.  Under the New Subadvisory Agreement, NFA is responsible for assigning a portion of a Fund's assets to MSIM and for overseeing and reviewing the performance of MSIM.  MSIM is required to manage the Fund in accordance with the Fund’s investment objective and policies, subject to the supervision of NFA and the Board.

Brokerage.  Under the New Subadvisory Agreement, MSIM is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers MSIM selects and to negotiate commissions to be paid on these transactions.  In doing so, MSIM is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification.  Under the New Subadvisory Agreement, MSIM and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund, or the Fund's shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of duties under the New Subadvisory Agreement or violation of applicable law.

The New Subadvisory Agreement provides that nothing in the New Subadvisory Agreement, however, relieves MSIM from any of its obligations under federal and state securities laws and other applicable law. Under the New Subadvisory Agreement, MSIM is required to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of MSIM’s willful misfeasance, bad faith, gross negligence, reckless disregard of duties, or violation of applicable laws, as well as under certain other circumstances.  The New Subadvisory Agreement also contains provisions pursuant to which NFA is required to indemnify MSIM and its affiliates for any liability and expenses which may be sustained by MSIM unless they were the result of  MSIM’s willful misfeasance, bad faith, gross negligence, reckless disregard of duties, or violation of applicable laws.

Regulatory Pronouncements.  The New Subadvisory Agreement also includes provisions arising from regulatory changes.  These provisions include a requirement that MSIM establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act.  Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits MSIM to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between MSIM and other subadvisers to funds affiliated with the Fund.

Further Information.  The foregoing description of the New Subadvisory Agreement is only a summary and is qualified in its entirety by reference to the text of the full agreement.  A copy of the New Subadvisory Agreement is on file with the SEC and is available (i) in person at the SEC's Public Reference Room in Washington, D.C. (upon payment of any applicable fees); (ii) by mail by sending your request to SEC Public Reference Section, 100 F Street, N.E. Washington, DC 20549-0102 (upon payment of any applicable fees); or (iii) at the SEC’s website--http://www.sec.gov-- through the EDGAR system.

OTHER INFORMATION ABOUT MSIM

MSIM is located at 522 Fifth Avenue, New York, New York 10036, and is a direct subsidiary of Morgan Stanley.  Morgan Stanley is a global financial services firm engaged in securities trading and brokerage activities, as well as providing investment banking, research and analysis, financing and financial advisory services.  MSIM provides investment advisory services to employee benefit plans, endowment funds, foundations and other institutional investors.  The following table sets forth the name and principal occupation of the principal executive officer and each director of MSIM.  The address of each person listed below is 522 Fifth Avenue, New York, New York 10036.

Name	Title
Mary Ann Picciotto	Chief Compliance Officer and Executive Director
Stuart Bohart	President, Director and Managing Director
Randolph Scott Takian	Director and Managing Director
Mark Patten	Chief Financial Officer, Treasurer and Managing Director

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended December 31, 2009, the Fund paid the amounts to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including the Independent Trustees, on March 10, 2010.  The Investment Advisory Agreement was last approved by Fund shareholders on April 25, 2007.  The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the supervision and direction of the Board: (i) sets overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of a Fund’s assets not otherwise assigned to a subadviser.  With regard to subadvisers, NFA, subject to the supervision and direction of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser.  Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not more than 60-day written notice to the other party.  The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of April 30, 2010, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of April 30, 2010, to the Trust’s knowledge, no person, except as set forth in the table at Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of  April 30, 2010, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although Contract Owners are not being asked to vote on the approval of MSIM as subadviser to the Fund, the Trust is required by the rules of the SEC to summarize the voting rights of Contract Owners.  Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option.  Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or sub-accounts thereof, of certain life insurance companies (“Participating Insurance Companies”).  The Participating Insurance Companies own shares of the Fund as depositors for the Contract Owners.  Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund. Rather, the Participating Insurance Companies and their separate accounts are shareholders and will then vote the shares of the Fund attributable to the Contract Owners in accordance with Contract Owners’ voting instructions.  If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting instructions have not been received in proportion (for, against, or abstain) to those for which timely voting instructions have been received.  As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote.  Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote.  Contract Owners will also be permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a brief summary of these rights.  Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter.  Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees.  NFM also serves as transfer agent and dividend disbursing agent for the Fund.  The address for NFA, NFD, and NFM is 1000 Continental Drive, Suite 400, King of Prussia, Pennsylvania 19406.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of MSIM, nor do any such Officers or Trustees own securities issued by MSIM or have any other material direct or indirect interest in MSIM.

The Trust will furnish without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free (800) 848-6331. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request.

By Order of the Board of Trustees of
Nationwide Variable Insurance Trust,

/s/Eric E. Miller
Eric E. Miller, Secretary

July 15, 2010

EXHIBIT A

SUBADVISORY FEES

The annual fee payable by NFA to MSIM (as a percentage of the Fund’s average daily net assets under MSIM’s management) is set forth in the following table.

Fund Name	Subadvisory Fees
NVIT Real Estate Fund	0.45% on all Subadviser Assets

A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table.

Fund Name	Advisory Fees
NVIT Real Estate Fund	0.70% of the Fund’s average daily net assets

B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended December 31, 2009. The amount indicated is net of waivers and reimbursements.

Fund	Advisory Fees
NVIT Real Estate Fund	$650,654

C-1

EXHIBIT D

As of April 30, 2010, the Fund had issued outstanding the shares in the amount set forth in the table below.

Fund	Number of Shares Outstanding
NVIT Real Estate Fund	26,455,303.656

D-1

EXHIBIT E

As of April 30, 2010, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund:

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
NVIT Real Estate Fund – Class I
Nationwide Life Insurance Company NWVA9 PO Box 182029 Columbus OH 43218	12,547,406.900	47.43%
Nationwide Life Insurance Company NWVAII PO Box 182029 Columbus OH 43218	8,199,362.671	30.99%
Nationwide Life Insurance Company NWVLI4 PO Box 182029 Columbus OH 43218	3,000,018.007	11.34%

E-1